UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2009

ASIAN FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-27129	91-1922225
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 Jinyuan Road Daxing District Industrial Development Zone Beijing, People’s Republic of China	102600
(Address of Principal Executive Offices)	(Zip Code)

+86 10 6021 2222
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 24, 2009, Asian Financial, Inc. (the “Company”) entered into a waiver agreement with certain investors identified therein (the “Investors”), a copy of which is attached hereto as Exhibit 10.1 (the “Wavier Agreement”).

Pursuant to the Waiver Agreement, the Company shall (i) file a registration statement with the United States Securities and Exchange Commission, (ii) cause the registration statement to be declared effective under the Securities Act, as amended, and (iii) cause the Company’s common stock (the “Common Stock”) to be listed on the New York Stock Exchange, on or before December 31, 2009 (collectively, the “Offering”). The Investors, each of whom is a holder of the Common Stock, shall waive certain rights under (a) Sections 4.4 and 4.8 of that certain Amended Securities Purchase Agreement, dated as of November 28, 2007 and (b) Sections 2(a) and (e) of that certain Registration Rights Agreement, dated as of October 26, 2006. The Company and the Investors also agree that the aggregate amount of Common Stock the Investors could include in the Offering (on a pro rata basis among themselves) shall be 33 1/3% of the Offering’s total amount of Common Stock subject to some reductions as provided in the Waiver Agreement. The Company shall not be required to include an Investor’s Common Stock unless the Investor accepts the terms of the underwriting as agreed upon between the Company and the underwriters of the Offering (the “Underwriters”) and provides the Company and the Underwriters with a completed Selling Shareholder Questionnaire and any other information or instruments reasonably required by the Underwriters for the purpose of the Offering.

Other than with respect to the transactions disclosed in this Current Report on Form 8-K, there are no material relationships between the Company, the Investors or their respective affiliates.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description

Exhibit 10.1	Waiver Agreement, dated as of August 24, 2009, by and among Asian Financial, Inc. and the Investors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIAN FINANCIAL, INC.
(REGISTRANT)

Date: August 31, 2009	By:	/s/ William D. Suh
		Name:	William D. Suh
		Title:	Chief Financial Officer